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                                                                      EXHIBIT 23


                                   EXHIBIT 23

                           PRICEWATERHOUSECOOPERS LLP
                          A professional services firm

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements of The BISYS Group, Inc., on Forms S-8 (File Nos. 33-91666, 33-91676, 333-02966,
333-39229, 333-39601, 333-43347, 333-43349, 333-43351, 333-65185 and 333-81683)
and in the Registration Statements of The BISYS Group, Inc. on Form S-3 (File Nos. 333-64947, 333-78003 and 333-81013) of our report dated August 4, 2000 on our audits of the consolidated financial statements of The BISYS Group, Inc. and subsidiaries as of June 30, 2000 and 1999, and for each of the three years in the period ended June 30, 2000, which report is incorporated by reference in this Annual Report.

/S/ PricewaterhouseCoopers LLP

New York, New York
September 15, 2000